Exhibit (n)(2)

CONSENT OF INDEPENDENT VALUATION ADVISOR

We hereby consent to the reference to our name (including under the heading “Determination of Net Asset Value”) and description of our role in the valuation process of any properties of Broadstone Real Estate Access Fund (the “Company”) in Post-Effective Amendment No. 3 to the Company’s Registration Statement on Form N-2 (Securities Act File No. 333-226108, Investment Company Act File No. 811-23360), and the prospectus included therein.

/s/ RERC, LLC

RERC, LLC
Houston, TX
February 10, 2020